EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM

CONTINUING OPERATIONS TO FIXED CHARGES

FOR SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

(Dollars in millions)	2006	2005

Income from continuing operations before income taxes (1)	$5,330	$4,750

Add: Fixed charges, excluding capitalized interest	675	609

Income as adjusted before income taxes	$6,005	$5,359

Fixed charges:
Interest expense	$453	$379
Capitalized interest	6	6
Portion of rental expense representative of interest	222	230

Total fixed charges	$681	$615

Ratio of income from continuing operations to fixed charges	8.82	8.71

(1)          Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

	Global Services
	Global	Global	Systems and
	Technology	Business	Technology
(Dollars in millions)	Services	Services	Group
Three Months Ended June 30, 2006:

External revenue	$7,955	$3,939	$5,014
Internal revenue	449	351	271
Total revenue	$8,404	$4,290	$5,286
Pre-tax income	$787	$407	$187

Revenue year-to-year change	0.0%	(4.7)%	3.5%
Pre-tax income year-to-year change	nm	nm	(30.4)%
Pre-tax income margin	9.4%	9.5%	3.5%

Three Months Ended June 30, 2005:

External revenue	$7,872	$4,129	$4,855
Internal revenue	535	374	254
Total revenue	$8,407	$4,503	$5,109
Pre-tax income (loss)	$(16)	$(68)	$269

Pre-tax income margin	(0.2)%	(1.5)%	5.3%

Reconciliations to IBM as Reported:

	Three Months Ended	Three Months Ended
(Dollars in millions)	June 30, 2006	June 30, 2005
Total reportable segments	$23,677	$24,008
Eliminations/other	(1,787)	(1,737)
Total IBM Consolidated	$21,890	$22,270
Pre-tax income:
Total reportable segments	$2,856	$1,283
Eliminations/other	32	1,449	*
Total IBM Consolidated	$2,889	$2,733

*  Includes the gain from the sale of the company’s Personal Computing business to Lenovo, the gain related to the legal settlement with the Microsoft Corporation, and unallocated charges related to the company’s incremental restructuring actions in the second quarter of 2005.

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	Personal
Global	Computing	Total
Software	Financing	Division	Segments

$4,241	$576	$—	$21,725
543	338	—	1,952
$4,784	$914	$—	$23,677
$1,156	$319	$—	$2,856

5.6%	2.1%	nm	(1.4)%
27.1%	(5.7)%	nm	122.5%
24.2%	34.9%	nm	12.1%

$4,056	$620	$557	$22,089
474	275	7	1,919
$4,530	$895	$564	$24,008
$909	$338	$(149)	$1,283

20.1%	37.8%	(26.4)%	5.3%

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

	Global Services
	Global	Global	Systems and
	Technology	Business	Technology
(Dollars in millions)	Services	Services	Group
Six Months Ended June 30, 2006:

External revenue	$15,674	$7,787	$9,433
Internal revenue	900	687	552
Total revenue	$16,575	$8,474	$9,985
Pre-tax income	$1,631	$763	$169

Revenue year-to-year change	(1.4)%	(2.7)%	3.6%
Pre-tax income year-to-year change	153.2%	nm	(45.3)%
Pre-tax income margin	9.8%	9.0%	1.7%

Six Months Ended June 30, 2005:

External revenue	$15,694	$8,016	$9,144
Internal revenue	1,109	697	495
Total revenue	$16,803	$8,713	$9,639
Pre-tax income (loss)	$644	$92	$309

Pre-tax income margin	3.8%	1.1%	3.2%

Reconciliations to IBM as Reported:

	Six Months Ended	Six Months Ended
(Dollars in millions)	June 30, 2006	June 30, 2005
Revenue:
Total reportable segments	$46,098	$48,794
Eliminations/other	(3,549)	(3,616)
Total IBM Consolidated	$42,549	$45,178

Pre-tax income:
Total reportable segments	$5,473	$3,323
Eliminations/other	(145)	1,419	*
Total IBM Consolidated	$5,328	$4,743

* Includes the gain from the sale of the company’s Personal Computing business to Lenovo, the gain related to the legal settlement with the Microsoft Corporation, and unallocated charges related to the company’s incremental restructuring actions in the second quarter of 2005.

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		Personal
	Global	Computing	Total
Software	Financing	Division	Segments

$8,147	$1,158	$—	$42,200
1,057	702	—	3,898
$9,205	$1,860	$—	$46,098
$2,177	$733	$—	$5,473

4.5%	(3.3)%	nm	(5.5)%
27.0%	0.5%	nm	64.7%
23.6%	39.4%	nm	11.9%

$7,871	$1,199	$2,876	$44,799
937	724	33	3,995
$8,807	$1,923	$2,909	$48,794
$1,714	$729	$(165)	$3,323

19.5%	37.9%	(5.7)%	6.8%

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